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                                   EXHIBIT 5.1

                                  John W. Ringo
                                 Attorney at Law
                              241 Lamplighter Lane
                               Marietta, GA 30067
                           http://www.ringo03@aol.com
                             TELEPHONE: 770-952-1904
                               FAX: 770- 952-0894

October 22, 2003

Mr. Donald F. Evans
Cyberlux Corporation
PO Box 2010
50 Orange Road
Pinehurst, NC 28374

        RE:   CYBERLUX CORP. (The "CORPORATION")
              REGISTRATION STATEMENT ON FORM SB-2 (THE "REGISTRATION STATEMENT")

Dear Mr. Evans:

I have acted as counsel to the Corporation in connection with the preparation of the Registration Statement filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "1933 Act"), relating to the proposed public offering of up to 6,277,648 shares of the Corporation's common stock, par value $.001 per share, consisting of up to 5,000,000 shares to be sold by the Corporation (the "Corporation Shares") and up to 1,277,648 shares to be sold by certain of the shareholders of the Corporation (the "Selling Stockholder shares").

I am furnishing this opinion to you in accordance with Item 601(b) (5) of Regulation S-B promulgated under the 1933 Act for filing as Exhibit 5.1 to the Registration Statement.

I am  familiar  with  the  Registration  Statement,  and  I  have  examined  the
Corporation's Certificate of Incorporation, as amended to date, the Corporation's Bylaws, as amended to date, and minutes and resolution of the Corporation's Board of Directors and shareholders. I have also examined such other documents, certificates, instruments and corporate records, and such statutes, decisions and questions of law as I have deemed necessary or appropriate for the purpose of this opinion.

The opinions herein are limited to the Federal laws of the United States of America and the corporate law of the State of Nevada. I do not express any opinion concerning any law of any other jurisdiction or the local law of any jurisdiction.

Based upon the foregoing, I am of the opinion that (i ) when the Corporation shares have been duly issued, delivered and sold by the Corporation in the manner contemplated by the Registration Statement, the Corporation Shares will be validly issued, fully paid and non-assessable, and (ii) the Selling Stockholder Shares have been validly issued and are fully paid and non-assessable.

I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of my name in the Prospectus constituting a part thereof in connection with the matters referred to under the caption "Legal Matters."

Very truly yours,

/s/ John W. Ringo
    ----------------------------
    John W. Ringo
    Attorney at Law